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Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements File No. 2-83398 (Amendment No. 2), 2-95833, 2-97314 (Amendment No. 1), 2-85528
(Amendment No. 1), 33-17459, 33-22745, 33-23505, 33-38544, 33-65212, 33-65214,
and 33-64784 of DSC Communications Corporation and in the related Prospectuses of our report dated January 24, 1994, with respect to the consolidated financial statements and schedules of DSC Communications Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1993.



                                                  ERNST & YOUNG


Dallas, Texas
March 29, 1994